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                                                                   EXHIBIT 10.25

LUCLIFF COMPANY LIMITED
Commercial & Residential Development
LuCliff Place                                               Tel : (416) 595-1774
700 Bay Street, Toronto, Ontario Canada M5G 1Z6             Fax : (416) 595-1745
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                                          November 30, 2000



Visible Genetics Inc.
Suite 1000
700 Bay Street
Toronto, Ontario
M5G 1Z6

Attention:  Mr. Drasko Puseljic

Dear Sirs:

            Re: LuCliff Company Limited (the "Landlord") lease to Visible Genetics Inc. (the "Tenant")
                  9th - 12th Floors, 700 Bay Street, Toronto
                  Date of Lease: March 27, 2000
                  (the "Lease")
                  OUR FILE NUMBER: R240.97

            Further to our recent telephone conversations we confirm that LuCliff Company Limited has agreed with Visible Genetics Inc. to extend the 9th Floor Term and to modify the provisions of Section 19.01 of the Lease relating to the Tenant's option to extend the 9th Floor Term on the terms and conditions set out below:

1. The 9th Floor Term is extended for a further period of six (6) months from June 1, 2001, to November 30, 2001, subject to the Tenant's right to terminate the Lease of the 9th Floor portion of the Leased Premises described in paragraph 3 below.

2.    Section 19.01(a) of the Lease is amended to provide that:

      (a) the date for delivery of notice in writing exercising the Tenant's first option to extend the 9th Floor Term shall be postponed from November 30, 2000, to May 31, 2001;


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Visible Genetics Inc.
November 30, 2000
Page 2



      (b) the option to extend the 9th Floor Term shall not be for a period of one year but shall be for a period of six months commencing December 1, 2001, and expiring on May 31, 2002; and

      (c) if the Tenant does not deliver the notice as aforesaid on or before May 31, 2001, the 9th Floor Term shall expire on November 30, 2001, subject to the Tenant's right to terminate the Lease of the 9th Floor portion of the Leased Premises as described in paragraph 3 below.

3. The Tenant shall have the right to terminate the Lease of the 9th Floor portion of the Leased Premises prior to its extended expiry date of November 30, 2001, by delivery of not less than six (6) months notice to the Landlord, and in such case the 9th Floor Term shall expire on the date set out in such notice. For greater clarity the parties acknowledge and agree that:

      (a) the date of expiration of the 9th Floor Term set out in the Tenant's notice of termination may not be later than November 30, 2001, nor earlier than the date that is six (6) months following the delivery of the notice;

      (b) the Tenant's right to terminate the Lease of the 9th Floor portion of the Leased Premises shall expire on May 31, 2001, and shall not apply during any further extension of the 9th Floor Term pursuant to
            Section 19.01, during any renewal term of the Lease pursuant to
            Section 19.02 of the Lease, or during any further or other extension or renewal of the Lease Term.

4. The extension of the 9th Floor Term described in paragraph 1 above shall be upon the same terms and conditions as described in Section 19.01(a) of the Lease with respect to the extension of the 9th Floor Term pursuant to the option therein contained, save and except that:

            (a) if the Tenant does not exercise its option to extend the 9th Floor Term under Section 19.01(a) of the Lease (as amended by paragraph 2 above), or if the Tenant delivers notice of termination pursuant to paragraph 3 above, then the Basic 9th Floor Rent during such term extension (i.e. for the period from and after May 31, 2001) shall not be market rental as set out in the said Section 19.01(a) but shall be TWELVE DOLLARS ($12.00) multiplied by the number of square feet of Rentable Floor Area of the 9th Floor portion of the Leased Premises; and


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Visible Genetics Inc.
November 30, 2000
Page 3



            (b) if the Tenant does exercise its option to extend the 9th Floor Term under Section 19.01(a) of the Lease (as hereby amended), the Basic 9th Floor Rent shall be determined in accordance with the provisions of Section 19.01(a) of the Lease, and will be the same for the six month extension period described in paragraph 1 above and for the further six month extension pursuant to the option.

5. Except as expressly modified and amended by this letter all of the terms, conditions, covenants, and provisos of the Lease shall remain in full force and effect. Terms and expressions when used in this letter shall have the same meaning as when used in the Lease unless the context otherwise requires.


            Please sign a copy of this letter where indicated below to confirm your agreement to the above Lease amendments.


                                          Yours truly,

                                          LUCLIFF COMPANY LIMITED




JF:dmm                                    Per:
                                                Joseph Fong, General Manager




            We hereby agree that the above letter sets out our agreement with respect to amendments to the above Lease.

            DATED at Toronto, this       day of December, 2000.


                                          VISIBLE GENETICS INC.



                                          Per:
                                                Thomas J. Clarke, C.F.O.